UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NetLogic Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	77-0455244
(State of incorporation or organization)	(IRS employer identification no.)

1875 Charleston Road Moutain View, California (Address of principal executive offices)	94043 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-114549.

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Series AA Junior Participating Preferred Stock, par value $0.01 per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

A description of the Registrant’s securities to be registered hereunder is set forth under the caption “Description of Capital Stock” in the Prospectus contained in the Registrant’s Registration Statement on Form S-1, File No. 333-114549, as originally filed with the Securities and Exchange Commission on April 16, 2004 and as subsequently amended (the “Registration Statement”). The Registration Statement is incorporated herein by reference.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

a)	Restated Certificate of Incorporation of the Registrant, filed on April 16, 2004 (incorporated by reference to Exhibit 3.1 to the Registration Statement)

b)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, filed on June 11, 2004 (incorporated by reference to Exhibit 3.1.1 to the Registration Statement)

c)	Certificate of Designations, Preferences and Rights of Series AA Junior Participating Preferred Stock, filed on July 7, 2004

d)	Certificate of Amendment to Restated Certificate of Incorporation of the Registrant, filed on July 7, 2004

e)	Bylaws of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.3 to the Registration Statement)

f)	Bylaws of the Registrant, effective immediately prior to closing of the offering under the Registration Statement (incorporated by reference to Exhibit 3.4 to the Registration Statement)

g)	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement)

h)	Second Amended and Restated Investor Rights Agreement dated August 31, 2003, as amended by the Amendments to Second Amended and Restated Investor Rights Agreement dated March 18, 2004, April 16, 2004 and June 12, 2004 (incorporated by reference to Exhibit 4.2 to the Registration Statement)

i)	Rights Agreement by and between the Registrant and Wells Fargo Bank, N.A. dated July 7, 2004

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NETLOGIC MICROSYSTEMS, INC.

Date: July 8, 2004	By:	/s/ Ronald S. Jankov
Ronald S. Jankov President and Chief Executive Officer

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